Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. Announces Offering of $1.75 Billion Senior Notes

DENVER, June 10, 2014 – DaVita HealthCare Partners Inc. (NYSE: DVA) (the “Company”) today announced that it intends to offer, subject to market and other conditions, $1.75 billion principal amount of senior notes due 2024 (the “Senior Notes”).

DaVita intends to use the net proceeds from the offering to repay, concurrently with the closing of the offering, a portion of its borrowings outstanding under its senior secured credit facilities, and to pay fees and expenses related to the offering.

The Senior Notes are being offered pursuant to an effective registration statement filed with the Securities and Exchange Commission. Wells Fargo Securities, Barclays, BofA Merrill Lynch, Credit Suisse, Goldman, Sachs & Co., J.P. Morgan, Morgan Stanley and SunTrust Robinson Humphrey are acting as joint book-running managers for the offering. Credit Agricole CIB, Mitsubishi UFJ Securities, Scotiabank and SMBC Nikko are acting as co-managers for the offering.

The offering of Senior Notes is being made only by means of the prospectus supplement and accompanying prospectus. You may obtain copies of the prospectus supplement and accompanying prospectus from Wells Fargo Securities, LLC at (800) 326-5897 or cmclientsupport@wellsfargo.com, Barclays Capital Inc. at (888) 603-5847 or Barclaysprospectus@broadridge.com, BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department, or email dg.prospectus_requests@baml.com, Credit Suisse Securities (USA) LLC at (800) 221-1037 or Newyork.prospectus@credit-suisse.com, Goldman, Sachs & Co. at (866) 471-2526 or prospectus-ny@ny.email.gs.com, J.P. Morgan Securities LLC at (800) 245-8812, Morgan Stanley & Co. LLC at (866) 718-1649 and SunTrust Robinson Humphrey, Inc. at (404) 926-5052. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the anticipated offering and the intended use of proceeds from such offering. Factors that could impact these statements include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2013, our subsequent quarterly and annual reports, our current reports on Form 8-K and the registration statement filed on Form S-3 and the related prospectus supplement filed in connection with the offering of the Senior Notes. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care reform legislation that was enacted in the United States in March 2010,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2014 Medicare Advantage benchmark structure,

•	the impact of the American Taxpayer Relief Act,

•	the impact of disruptions in federal government operations and funding,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and current or potential investigations by various government entities and related government or private-party proceedings, including risks relating to the resolution of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, such as restrictions on our business and operations required by a corporate integrity agreement and other settlement terms, and the financial impact thereof,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HealthCare Partners (HCP), or to expand our operations and services to markets outside the United States,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

2